Exhibit 10.42

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This First Amendment (“Amendment”) to the Asset Purchase Agreement by and among PharmaCare US Inc., a Delaware corporation (“PharmaCare US”), PharmaCare Laboratories Pty Ltd., an Australian company (“PharmaCare Australia”), Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), a California corporation, and Natural Alternatives International, Inc., a Delaware corporation (“NAI”), dated as of July 29, 2009 (“Agreement”), is made and entered into effective as of February 12, 2010 (“Effective Date”). Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

WHEREAS, based on the loss of one or more customers, the results of operation of the Business since the Closing Date, the anticipated results of operation of the Business through July 31, 2010, and the corresponding anticipated reduction and or elimination in the conditional earn-out amount, and in an effort to avoid the time and expense associated with the procedures set forth in Section 2(c)(iii) of the Agreement, including, without limitation, the time and expense associated with the preparation of the reports required thereunder and a review of the books and records of PharmaCare US and PharmaCare Australia by Disposition Company, Inc., the parties have discussed and agreed to an amendment to the Agreement to eliminate the additional compensation that may otherwise be due under Section 2(c)(iii) of the Agreement; and

WHEREAS, the parties now desire to enter into this Amendment to effect the foregoing.

NOW, THEREFORE, incorporating the above recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 2(c)(iii) of the Agreement is hereby deleted in its entirety.

2. In accordance with Section 9(a) of the Agreement, PharmaCare US and PharmaCare Australia are hereby advised by Disposition Company, Inc. and NAI and acknowledge that on or prior to February 16, 2010, NAI will file a Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission exhibiting this Amendment and disclosing its contents and such other information as NAI believes in good faith is required by applicable law to be disclosed in such report.

3. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

PHARMACARE US INC.

By:	/s/ Toby Browne
Toby Browne, Chief Executive Officer

PHARMACARE LABORATORIES PTY LTD.

By:	/s/ Toby Browne
Toby Browne, Managing Director

DISPOSITION COMPANY, INC.

By:	/s/ Mark LeDoux
Mark LeDoux, Chief Executive Officer

NATURAL ALTERNATIVES INTERNATIONAL, INC.

By:	/s/ Mark LeDoux
Mark LeDoux, Chief Executive Officer